EXHIBIT 10.6


                                 PROMISSORY NOTE

$2,400,000.00                                         North Palm Beach, Florida
                                                                  July 13, 1998

        FOR VALUE RECEIVED, GOLDEN BEAR GOLF, INC., a Florida corporation, having its principal address at 11780 U. S. Highway One, North Palm Beach, Florida 33408 (the "Maker") promises to pay to the order of Jack W. Nicklaus c/o Golden Bear International, Inc., 11780 U. S. Highway One, North Palm Beach, Florida 33408 (the "Payee") or such other place as the Holder hereof may designate in writing (the legal holder from time to tome of this Note, including Payee as the initial holder, hereinafter referred to as "Holder"), the principal sum of TWO MILLION FOUR HUNDRED THOUSAND DOLLARS (2,400,000.00), or so much thereof as may be advanced to or for the benefit of Maker by Holder (hereinafter referred to as "Principal Indebtedness"), together with interest thereon at the "Interest Rate" hereinafter set forth, in accordance with the provisions hereinafter set forth.

        1. INTEREST RATE. Interest shall be computed at the "The Wall Street Journal Prime Rate" as hereinafter defined, adjusted as of any change in such rate. For purposes hereof, "The Wall Street Journal Prime Rate" shall be the prime rate publicized in the "Money Rates" Section of the Wall Street Journal. In the event such Prime Rate is no longer publicized, Holder shall utilize an appropriate substitute index.

        2. TERMS OF PAYMENT. Maker shall pay to Holder on the first day of each calendar month after the date hereof to and including the Maturity Date (hereinafter defined) (such payment dates being hereinafter referred to as "monthly payment dates") interest on the Principal Indebtedness from time to time outstanding, at the Interest Rate, for the immediately preceding calendar month. Interest shall be calculated and applied on the basis of a 360-day year consisting of twelve 30-day months, except that interest for any partial month shall be calculated and applied on the basis of a 360-day year and the actual number of days in such partial month during which Principal Indebtedness is outstanding.

        On July 1, 2003 (the "Maturity Date"), Maker shall pay to Holder the entire Principal Indebtedness then remaining unpaid, together with accrued and unpaid interest thereon at the Interest Rate and any other charges due under this Note, the Loan Agreement (hereinafter defined) and any other documents evidencing or pertaining to the advancement or disbursement of the Principal Indebtedness (collectively, the "Loan Documents"). The period from and including the date hereof to the Maturity Date will be referred to, hereinafter, as the "Term."

        3. PREPAYMENT. Maker may pay the Principal Indebtedness in whole or in part at any time without premium or penalty.

        4. LOAN AGREEMENT. This Note is issued pursuant to a "Loan Agreement" of even date between Maker and Payee.


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        5. LOCATION AND MEDIUM OF PAYMENTS. The sums payable under this Note or under the Loan Agreement shall be paid to Holder at its principal address hereinabove set forth, or at such other place as Holder may from time to time hereafter designate to Maker in writing, in legal tender of the United States of America.

        6. ACCELERATION OF MATURITY. At the option of Holder, which may be exercised at any time after one or more of the following events (each being an "Event of Default") shall have occurred, the whole of the Principal Indebtedness, together with all interest and other charges due under any of the Loan Documents, shall immediately become due and payable ("Acceleration of Maturity"): (a) if any payment of any installment of the Principal Indebtedness, and/or interest or of any other sum due hereunder is not received by Holder within ten (10) calendar days following the date when such payment was due; or
(b) if a default or an Event of Default shall occur under the Loan Agreement or any other of the Loan Documents, which is not cured within any applicable grace period after notice afforded therein, if any.

        7. LATE CHARGES; INTEREST FOLLOWING EVENT OF DEFAULT. If any payment due under this Note, the Loan Agreement or any other Loan Document, is not paid within fifteen (15) calendar days of the date due, without regard to any cure or grace period, Maker shall pay, and Holder shall be entitled to collect, a late payment charge for each month or fraction hereof during which such payment is not made when due and for each month thereafter that such sum remains unpaid, equal to the lesser of five percent (5%) of such late payment or the maximum amount permitted by law, for the purpose of defraying the expense incurred by Holder in handling and processing such delinquent payment, and such amount shall be secured by the Loan Documents.

        In addition to any late payment charge which may be due under this Note, Maker shall pay interest on all sums due hereunder at a rate (the "Default Rate") equal to the lesser of (i) the Interest Rate plus four percent (4%) per annum, or (ii) the maximum rate permitted by law, from and after the first to occur of the following events: if Holder elects to cause the Acceleration of Maturity; if a petition under Title 11, United States Code, shall be filed by Maker or if Maker shall seek or consent to the appointment of a receiver or trustee for itself or for any of its property, file a petition seeking relief under the bankruptcy or other similar laws of the United States, any state or any jurisdiction, make a general assignment for the benefit of creditors, or be unable to pay its debts as they become due; if a petition under Title 11, United States Code shall be filed against Maker or if a court shall enter an order, judgment or decree appointing, with or without the consent of Maker, a receiver or trustee for it or for any of its property or approving a petition filed against Maker which seeks relief under the bankruptcy or other similar laws of the United States, any state or any jurisdiction, and any such petition, order, judgment or decree shall remain in force, undischarged or unstayed, sixty days after it is entered; or if all sums due hereunder are not paid on the Maturity Date.

        8. COLLECTION AND ENFORCEMENT COSTS. Maker, upon demand, shall pay Holder for all costs and expenses, including without limitation reasonable attorneys' fees,


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paid or incurred by Holder in collection with the collection of any sum due hereunder, or in connection with enforcement of any of Holder's rights or Maker's obligations under this Note, the Loan Agreement or any of the other Loan Documents.

        9. CONTINUING LIABILITY. The obligation of Maker to pay the Principal Indebtedness, interest and all other sums due hereunder shall continue in full force and effect and in no way shall be impaired, until the actual payment thereof to Holder, or in case of any agreement or stipulation extending the time or modifying the terms of payment above recited, Maker shall nevertheless continue to be liable on this Note, as extended or modified by any such agreement or stipulation, unless released and discharged in writing by Holder. Maker acknowledges and agrees that Holder has no obligation to extend or modify the terms hereof.

        10. NO ORAL CHANGES; WAIVERS. This Note may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of a change is sought.

        Maker and any future indorsers, sureties, and guarantors hereof, jointly and severally, waive presentment for payment, demand, notice of nonpayment, notice of dishonor, protest of any dishonor, notice of protest, and protest of this Note, and all other notices in connection with the delivery, acceptance, performance, default (except notice of acceleration and default), or enforcement of the payment of this Note, and they agree that the liability of each of them shall be unconditional without regard to the liability of any other party and shall not be in any manner affected by an indulgence, extension of time, renewal, waiver, or modification granted or consented to by the Holder; and Maker and all future indorsers, sureties and guarantors hereof consent to any and all extensions of time, renewals, waivers, or modifications that may be granted by the Holder hereof with respect to the payment or other provisions of this Note, and to the release of the collateral, or any part thereof, with or without substitution, and agree that additional makers, indorsers, guarantors, or sureties may become parties hereto without notice to them or affecting their liability hereunder.

        Holder shall not by any act of omission or commission be deemed to waive any of its rights or remedies hereunder unless such waiver be in writing and signed by Holder, and then only to the extent specifically set forth therein; a waiver on one event shall not be construed as continuing or as a bar to or waiver of such right or remedy on a subsequent event. The acceptance by Holder of payment hereunder that is less than payment in full of all amounts due at the time of such payment shall not without the express written consent of Holder:
(i) constitute a waiver of the right to exercise any of Holder's remedies at that time or at any subsequent time, (ii) constitute an accord and satisfaction, or (iii) nullify any prior exercise of any remedy.

        No failure to cause an Acceleration of Maturity hereof by reason of an Event of Default hereunder, acceptance of a past due installment, or indulgences granted from time to time shall be construed (i) as a novation of this Note or as a reinstatement of the indebtedness evidenced hereby or as a waiver of such right of acceleration or of the right


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

of Holder thereafter to insist upon strict compliance with the terms of this Note, or (ii) to prevent the exercise of such right of acceleration or any other right granted hereunder or by the laws of the State of Florida; and, to the maximum extent permitted by law, Maker hereby expressly waives the benefit of any statute or rule of law or equity now provided, or which may hereafter be provided, which would produce a result contrary to or in conflict with the foregoing.

        To the maximum extent permitted by law, Maker hereby waives and renounces for itself, its heirs, successors and assigns, all rights to the benefits of any moratorium, reinstatement, forbearance, stay, extension and exemption now provided, or which may hereafter be provided, by the Constitution and laws of the United States of America and of any state thereof, both as to itself and in and to all of its property, real and personal, against the enforcement and collection of the obligations evidenced by this Note.

        Each Maker and indorser, guarantor or other party liable hereon, in any litigation arising out of or relating to this Note in which Holder and any of them shall be adverse parties, waives trial by jury.

        11. BIND AND INURE. This Note shall bind and inure to the benefit of the parties hereto and their respective legal representatives, heirs, successors and assigns.

        12. APPLICABLE LAW. The provisions of this Note shall be construed and enforceable in accordance with the laws of the State of Florida.

        If any provision of this Note or the application hereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, neither the remainder of this Note nor the application of such provision to any other person or circumstance shall be affected thereby, but rather the same shall be enforced to the greatest extent permitted by law, except that if such provision relates to the payment of principal and/or interest, then the Holder may, at its option, declare the entire indebtedness evidenced hereby due and payable upon ninety (90) days prior written notice to Maker.

        13. USURY. It is hereby expressly agreed that if from any circumstances whatsoever fulfillment of any provision of this Note, at the time performance of such provision shall be due, shall involve transcending the limit of validity presently prescribed by any applicable usury statute or any other law, with regard to obligations of like character and amount, then ipso facto the obligation to be fulfilled shall be reduced to the limit of such validity, so that in no event shall any exaction be possible under this Note that is in excess of the limit of such validity. In no event shall Maker be bound to pay for the use, forbearance or detention of the money loaned pursuant hereto, interest of more than the current legal limit; the right to demand any such excess being hereby expressly waived by Holder.

        14. NOTICE. Any notice, request, demand, statement or consent made hereunder shall be in writing signed by the party giving such notice, request, demand,


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statement or consent, and shall be deemed to have been properly given when either delivered personally, delivered to a reputable overnight delivery service providing a receipt or deposited in the United States Mail, postage prepaid and registered or certified return receipt requested, at the address set forth below, or at such other address within the continental United States of America as may have theretofore been designated in writing. The effective date of any notice given as aforesaid shall be the date of personal delivery, one (1) business day after delivery to such overnight delivery service, or three (3) business days after being deposited in the United States Mail, whichever is applicable. For purposes hereof, the addresses are as follows:

If to Holder:  c/o Golden Bear International, Inc.
               11780 U. S. Highway One
               North Palm Beach, Florida 33408

Attention:     Mr. Jack P. Bates

If to Maker:   11780 U. S. Highway One
               North Palm Beach, Florida  33408

Attention:     Mr. Richard P. Bellinger
        or     Mr. Steve Winslett

        15. TIME OF THE ESSENCE. Time is of the essence in this Note and the other Loan Documents.

        16. ATTORNEYS' FEES. Any reference to "attorney fees" in this document includes but is not limited to the reasonable fees, charges and costs incurred by Holder through its retention of legal counsel. Any reference to "attorney fees" shall also include but not be limited to those attorneys or legal fees, costs and charges incurred by Holder in the collection of any Principal Indebtedness, the enforcement of any obligations hereunder or under any of the Loan Documents, the defense of actions arising hereunder and the collection, protection or setoff of any claim the Holder may have in a proceeding under Title 11, United States Code. Attorneys fees provided for hereunder shall accrue whether or not Holder has provided notice of an Event of Default or of an intention to exercise its remedies for such Event of Default.

        IN WITNESS WHEREOF, Maker has duly executed this Note as a sealed instrument as of the day and year first above written.

                                     MAKER:

                                     GOLDEN BEAR GOLF, INC.

                                     By:
                                        ----------------------------------------
                                         Name:  Richard Bellinger
                                         Title: President


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

                                   EXHIBIT "A"

        RESOLVED, that the Corporation enter into a settlement agreement with Great Expectations, Ltd. ("GEL"), providing for the payment of two million five hundred thousand dollars ($2,500,000) (the "Settlement Fund") to settle the outstanding claims of GEL against the Corporation's subsidiary, Paragon Construction International, Inc. ("Paragon"), arising out of construction services provided by Paragon to that certain real estate project known as Mansion Ridge in Monroe, New York (the "Project");

        RESOLVED, that Jack Nicklaus provide two million four hundred thousand dollars ($2,400,000) of the Settlement Fund on behalf of the Corporation and provide the remaining one hundred thousand dollars ($100,000) of the Settlement Fund for his own account;

        RESOLVED, that in consideration of Jack Nicklaus' payment of the Settlement Fund, GEL will provide the Corporation, Paragon, Jack Nicklaus and their affiliates with releases from claims relating to the Project, and will provide Jack Nicklaus with a profit participation in the portion of the Project other than the golf course, which participation was offered by GEL as a potential means of recoupment of the Settlement Fund and has been presented to and reviewed by the Board;

        RESOLVED, that that the Corporation agree to repay to Jack Nicklaus the two million four hundred thousand dollars ($2,400,000) to be paid by him on behalf the Corporation as its contribution to the Settlement Fund, which agreement to repay will be represented by an unsecured five year balloon note in favor of Jack Nicklaus bearing interest at the Wall Street Journal Prime, payable monthly, and subordinated to the Corporation's senior debt;

        RESOLVED, that the loan documents for the above borrowing from Jack Nicklaus will provide that the first two million four hundred thousand dollars ($2,400,000) in distributions received by Jack Nicklaus from GEL on account of his participation in the profits of the Project be applied against the Corporation's obligations to repay the principal of such loan, and that if the principal balance is repaid by the Corporation from other sources, any further distributions will be paid to the Corporation up to the total amount of the original loan;

        RESOLVED, that Richard P. Bellinger, as President of the Corporation, be authorized and directed to negotiate, execute and deliver the definitive settlement agreement with GEL and a promissory note, loan agreement and such other closing documents with Jack Nicklaus as may be necessary or prudent in order to document the above transactions, to close on the loan from Jack Nicklaus on the terms approved above, and obtain payment of the Settlement Fund to GEL as soon as practicable;

        RESOLVED, that the other officers of the Corporation are hereby authorized and directed to take such actions as may reasonably be required in order to carry out the foregoing resolutions and to complete the transactions approved in these minutes.


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